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Exhibit 10.M

                             AGREEMENT TO TERMINATE
                               SERVICES AGREEMENT

         THIS AGREEMENT (this "Agreement") is made as of November 1, 2001, by and between AM Communications, Inc., a Delaware corporation ("Company) and Javad
K. Hassan ("Executive").

         WHEREAS, the Executive has served as the Chairman of the Company's Board of Directors since October 1998 pursuant to a Services Agreement dated as of October 22, 1998 (the "Services Agreement"); and

         WHEREAS, the Executive and the Company desire to terminate the Services Agreement upon the terms and conditions stated herein; and

         WHEREAS, the Executive and the Company intend to enter into an Executive Employment Agreement under which the Executive shall be employed by the Company, and which shall be effective simultaneously with the effectiveness of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, agreed as follows:

         1. Termination of Services Agreement. The parties agree that, subject to the conditions of Section 2 below, the Services Agreement shall be immediately terminated and, except as otherwise set forth herein, shall be of no further force and effect.

         2. Employment Agreement. This Agreement to Terminate shall be effective simultaneously with the effectiveness of the Executive Employment Agreement between the Company and Employee dated of even date herewith.

         3. Executive Acknowledgement. Employee represents that he has had ample opportunity to review this Agreement and to consult with legal counsel and tax advisors in regard to this Agreement and that he has read and understands this Agreement.

         4. Miscellaneous.

         (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, or transmitted by facsimile, telegram or telex, addressed to the Company or the Executive at the address set forth below or at such other addresses as such party may designate by five business day advance written notice to the other party.



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         Each notice or communication that shall have been transmitted in the manner described above, or that shall have been delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for purposes at such time as it is sent to the addressee (with the return receipt, delivery receipt or (with respect to a telex) the answer back being deemed conclusive, but not exclusive, evidence of such sending) or at such time as delivery is refused by the addressee upon presentation. Notices shall be sent to the following:

                  (i)      if to the Company, to:

                           AM Communications, Inc.
                           100 Commerce Boulevard
                           Quakertown, Pennsylvania 18951
                           Telecopier: (215) 538-8799

                  (ii)     if to the Executive, to:

                           Javad K. Hassan
                           1235 Stuart Robeson Drive
                           McLean, Virginia 22101-2964
                           Telecopier: (703) 803-8319 (c/o NeST Technologies)

         (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

         (c) Complete Agreement. This Agreement contains the entire Agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

         (d) Successors or Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Executive. However, in the event of death of the Executive all rights to receive payments hereunder shall become rights or benefits hereunder may be assigned by the Company or the Executive. However, in the event of the death of the Executive all rights to receive payments hereunder shall become rights of the Executive's estate.

         (e) Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (h) Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.


AM COMMUNICATIONS, INC.                           EMPLOYEE

By:  The Board of Directors of AM
        Communications, Inc.


By:  _____________________________                By:__________________________
     Lemuel Tarshis                                  Javad K. Hassan
     Chairman of the Compensation and
     Stock Option Committee of the Board of
     Directors of AM Communications, Inc.



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